UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 5, 2026

MARTEN TRANSPORT, LTD.
(Exact name of registrant as specified in its charter)

Delaware	0-15010	39-1140809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

129 Marten Street Mondovi, Wisconsin	54755
(Address of principal executive offices)	(Zip Code)

(715) 926-4216
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
COMMON STOCK, PAR VALUE $.01 PER SHARE	MRTN	THE NASDAQ STOCK MARKET LLC (NASDAQ GLOBAL SELECT MARKET)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management.

Item 5.02	Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On May 5, 2026, Marten Transport, Ltd.’s (the “Company’s”) Compensation Committee approved an increase to the base salary for each of the Company’s named executive officers listed below, retroactive to April 5, 2026. Effective April 5, 2026, the named executive officers will receive the following annual base salaries in the listed positions:

Name and Position as of May 5, 2026	Former Base Salary	Base Salary Effective April 5, 2026

Randolph L. Marten	$818,000	$842,600
(Chairman of the Board and Chief Executive Officer)
James J. Hinnendael	$450,000	$463,500
(Executive Vice President and Chief Financial Officer)
Douglas P. Petit	$401,000	$440,000
(President)
Adam D. Phillips	$310,000	$319,300
(Executive Vice President and Chief Operating Officer)
Randall J. Baier	$300,000	$330,000
(Executive Vice President and Chief Technology Officer)

Third Amended and Restated Executive Officer Performance Incentive Plan

On May 5, 2026, the Company’s Compensation Committee approved and adopted the Third Amended and Restated Executive Officer Performance Incentive Plan effective January 1, 2026. The Third Amended and Restated Executive Officer Performance Incentive Plan leaves the terms of the plan unchanged, except that for purposes of calculating the bonus pool the award year’s net income will now be as reported in the Company’s audited financial statements without making any adjustments. In addition, the percentage increase in the Company’s net income for the award year over the prior year, including the impact of the amount of the bonus pool for the plan and a separate bonus amount for non-officer management, must be at least 65 percent of the percentage increase in net income prior to such bonus. The bonus pool for the plan and the separate bonus amount for non-officer management will be ratably adjusted as required to meet this threshold.

The foregoing description of the Third Amended and Restated Executive Officer Performance Incentive Plan is qualified in its entirety by reference to the Third Amended and Restated Executive Officer Performance Incentive Plan, a copy of which is attached to this report as Exhibit 10.2.

Compensatory Arrangements of Non-employee Directors

On May 5, 2026, the Company’s Compensation Committee also reviewed and approved the following fee schedule for non-employee directors effective as of May 1, 2026, which remains unchanged from the prior fee schedule:

Annual Board Retainer	$45,000
Lead Director	15,000
Audit Committee chair	15,000
Compensation Committee chair	10,000
Nominating/Corporate Governance Committee chair	10,000

Non-employee directors also receive $1,500 for attendance at each Board meeting, $750 for each committee meeting attended and reimbursement for out-of-pocket expenses related to attending meetings.

Each non-employee director will also receive a grant of 4,100 shares of common stock in connection with re-election to the Board by the stockholders, which is equivalent to $60,000 of value based on the closing price of the Company’s common stock on May 5, 2026 rounded up to nearest 100 shares.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Marten Transport, Ltd. held its 2026 Annual Meeting of Stockholders on May 5, 2026. The final results of the stockholder vote on the business brought before the meeting are as follows:

1.    To elect seven directors to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Our stockholders duly elected all director nominees as follows:
	For	Against	Abstain	Broker Non-Votes
Randolph L. Marten	72,196,821	415,298	14,891	2,598,203
Larry B. Hagness	60,357,706	12,244,867	24,437	2,598,203
Jerry M. Bauer	65,621,935	6,980,826	24,249	2,598,203
Robert L. Demorest	66,576,941	6,024,888	25,181	2,598,203
Ronald R. Booth	69,237,938	3,363,891	25,181	2,598,203
Kathleen P. Iverson	72,270,754	335,180	21,076	2,598,203
Patricia L. Jones	65,675,050	6,926,334	25,626	2,598,203

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2.         To consider and hold a vote on an advisory resolution to approve executive compensation. Our stockholders approved this proposal as follows:

For	Against	Abstain	Broker Non-Votes
71,852,429	722,632	51,948	2,598,203

3.         To consider a proposal to ratify the selection of Grant Thornton LLP as our independent public accountants for the year ending December 31, 2026. Our stockholders approved this proposal as follows:

For	Against	Abstain	Broker Non-Votes
75,043,366	171,204	10,643	0

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Named Executive Officer Compensation (included herewith).
10.2	Third Amended and Restated Executive Officer Performance Incentive Plan (included herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEN TRANSPORT, LTD.

Dated: May 11, 2026	By:	/s/ James J. Hinnendael
James J. Hinnendael
Its: Executive Vice President and
Chief Financial Officer

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